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                     SOUTHERN PACIFIC FUNDING CORPORATION
            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

                                 EXHIBIT 11.1

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                                                                          THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                             SEPTEMBER 30,                   SEPTEMBER 30,
                                                                          1997           1996             1997           1996
                                                                      -----------     -----------     -----------     -----------
FULLY DILUTED NET INCOME PER SHARE:

Net income                                                            $13,844,879     $ 8,218,989     $39,918,201     $17,614,453

Add:  Interest on convertible subordinated
        debentures, net of tax effect)                                $   756,844     $         -     $ 2,138,908     $         -

Net income, as adjusted                                               $14,601,723     $ 8,218,989     $42,057,109     $17,614,453

Weighted average number of shares outstanding                          22,330,683      22,132,956      22,285,648      18,986,723

Net effect of dilutive stock options-based
  treasury stock method                                                 3,151,125               -       3,151,125               -
                                                                      -----------     -----------     -----------     -----------
Total average shares                                                   25,481,808      22,132,956      25,436,773      18,986,723

Fully diluted net income per share                                    $      0.57     $      0.37     $      1.65     $      0.93
                                                                      ===========     ===========     ===========     ===========
PRIMARY NET INCOME PER SHARE:

Net income                                                            $13,844,879     $ 8,218,989     $39,918,201     $17,614,453

Weighted average number of shares outstanding                          22,330,683      22,132,956      22,285,648      18,986,723

Primary net income per share                                          $      0.62     $      0.37     $      1.79     $      0.93
                                                                      ===========     ===========     ===========     ===========
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